De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

December 22, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Crater Mountain Resources, Inc. (an exploration stage company) on Form S-1/A of our audit report dated September 22, 2008 relating to the accompanying balance sheet of Crater Mountain Resources, Inc. as of June 30, 2008 and 2007, and the related statement of operations, stockholders’ deficit, and cash flows for the year ended June 30, 2008 and from April 20, 2007 (inception) through June 30, 2007 and 2008. The accompanying balance sheet as of June 30, 2008 and 2007, and the related statement of operations, stockholders’ deficit, and cash flows for the year ended June 30, 2008 and from April 20, 2007 (inception) through June 30, 2007 and 2008 have not changed since the S-1/A filing date.

We also consent to the reference to our Firm under the title “Interests of Named Experts” in the Registration Statement S-1/A and this Prospectus.

Sincerely,

/s/ DE JOYA GRIFFITH & COMPANY, LLC

De Joya Griffith & Company, LLC
Henderson, NV

2580 Anthem Village Drive, Henderson, NV  89052
Telephone (702) 588-5960  ●  Facsimile (702) 588-5979